As filed with the Securities and Exchange Commission on July 17, 2019

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SMTC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

98-0197680

(I.R.S. Employer Identification Number)

7050 Woodbine Ave., Suite 300

Markham, Ontario, Canada L3R 4G8

(905) 479-1810

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Edward Smith

President and Chief Executive Officer

SMTC Corporation

7050 Woodbine Ave., Suite 300

Markham, Ontario, Canada L3R 4G8

(905) 479-1810

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David J. Katz

Kara E. Tatman

Perkins Coie LLP

1888 Century Park East, Suite 1700

Los Angeles, California 90067-1721

(310) 788-9900

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (1)
Common Stock, par value $0.01 per share (3)	767,924	$3.99	$3,064,016.76	$33.36 (4)

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of common stock, par value $0.01 per share, of the registrant (“Common Stock”) resulting from stock splits, stock dividends or similar transactions.

(2)

Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, based on the average of the high and low reported sales prices on The Nasdaq Global Market on July 15, 2019.

(3)

Represents shares of Common Stock registered for resale by the selling stockholders named in this registration statement upon the exercise of certain warrants that were issued to such selling stockholders on November 8, 2018 in a private placement transaction (the “Resale Common Stock”).

(4)

The Resale Common Stock registered pursuant to this registration statement includes 630,920 shares of Common Stock (the “Unsold Resale Common Stock”) that were previously registered pursuant to a Registration Statement on Form S-3 (File No. 333-229154), which was declared effective by the Securities and Exchange Commission on February 5, 2019 (the “Prior Resale Registration Statement”). Pursuant to Rule 415(a)(6) under the Securities Act, no additional fees are being paid for the Unsold Resale Common Stock. A filing fee of $33.36 is paid herewith in connection with 137,004 additional shares of Common Stock to be sold by the selling stockholders and registered hereunder that were not registered pursuant to the Prior Resale Registration Statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The prospectus included herein relates to an aggregate of 767,924 shares of common stock, par value $0.01 per share, of the registrant (“Common Stock”) that may be resold from time to time by the selling stockholders named herein (the “Selling Stockholders”) upon the exercise of warrants to purchase 504,735 shares of Common Stock (the “Warrants”) that were issued to the Selling Stockholders on November 8, 2018 in a private placement transaction. The shares of Common Stock registered pursuant to this registration statement includes 630,920 shares of Common Stock previously registered for resale by the Selling Stockholders pursuant to a registration statement on Form S-3 (File No. 333-229154), which was declared effective by the Securities and Exchange Commission (the “SEC”) on February 5, 2019 (the “Prior Resale Registration Statement”). Pursuant to Rule 415(a)(6) under the Securities Act, the offering of securities on the Prior Resale Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

This registration statement, including the prospectus contained herein, is being filed pursuant to the terms of the registration rights agreement (the “Registration Rights Agreement”), dated as of November 8, 2018 (the “Closing Date”), by and between the registrant and the Selling Stockholders, a copy of which was filed as Exhibit 10.4 to the registrant’s Current Report on Form 8-K, filed with the SEC on November 9, 2018. Pursuant to the terms of the Registration Rights Agreement, the registrant agreed to prepare and file with the SEC (i) a registration statement covering the resale of 125% of the maximum number of shares of Common Stock underlying the Warrants within 60 days of the Closing Date, which was the Prior Resale Registration Statement, (ii) this registration statement to replace the Prior Resale Registration Statement to cover the resale of 150% of the maximum number of shares of Common Stock underlying the Warrants, as adjusted as of the trading day immediately prior to the date of the prospectus filed as part of this registration statement, following the registrant’s most recent annual meeting, which took place on May 9, 2019, and (iii) to the extent the number of shares of Common Stock underlying the Warrants increases on the second anniversary of the Closing Date, another registration statement covering 150% of the maximum number of such additional shares of Common Stock issuable upon exercise of the Warrants within 60 days of the second anniversary of the Closing Date.

Accordingly, this registrant statement is being filed solely to replace the Prior Resale Registration Statement to cover the resale of 150% of the maximum number of shares of Common Stock underlying the Warrants, as adjusted as of the trading day immediately prior to the date of this prospectus, in order to comply with the terms of the Registration Rights Agreement.

The information in this prospectus is not complete and may be changed. The selling stockholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 17, 2019

PROSPECTUS

SMTC Corporation

767,924 Shares of Common Stock

The selling stockholders (including their respective donees, pledgees, transferees or other successors-in-interest, collectively, the “Selling Stockholders”) identified in this prospectus may sell or otherwise dispose of up to 767,924 shares of our common stock, par value $0.01 per share (“Common Stock”), issuable upon exercise of warrants to purchase shares of our Common Stock issued to the Selling Stockholders on November 8, 2018 (the “Warrants”) in a private placement transaction. We are registering the resale of these shares on behalf of the Selling Stockholders, to be offered and sold by them from time-to-time. We will receive the proceeds from the exercise of the Warrants if the Warrants are not exercised by cashless exercise, but we are not offering or selling any shares of Common Stock under this prospectus and will not receive any proceeds from the sale or other disposition of the shares covered hereby.

The Selling Stockholders may, from time to time, sell, transfer or otherwise dispose of the shares or interests therein on any stock exchange, market or trading facility on which the shares are traded or in private transactions at fixed prices, at market prices prevailing at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The Selling Stockholders will bear all fees, discounts, concessions or commissions of broker-dealers or agents in connection with the offering of the shares by the Selling Stockholders. See “Plan of Distribution” for more information about how the Selling Stockholders may sell their shares of Common Stock.

Our Common Stock is traded on The Nasdaq Global Market under the symbol “SMTX”. On July 16, 2019, the last reported sale price of our Common Stock on The Nasdaq Global Market was $4.03 per share.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 3 of this prospectus and in the documents incorporated by reference in this prospectus, as updated in the applicable prospectus supplement, any related free writing prospectus and other future filings we make with the Securities and Exchange Commission that are incorporated by reference into this prospectus, the applicable prospectus supplement or any related free writing prospectus for a discussion of the factors you should consider carefully before deciding to purchase our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                                    , 2019.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this shelf registration process, the Selling Stockholders may sell, at any time and from time to time, in one or more offerings, up to 767,924 shares of Common Stock. We may add, update or change any of the information contained in this prospectus or the documents incorporated by reference.

You should only rely on the information contained or incorporated by reference in this prospectus and any prospectus supplement. No person has been authorized to give any information or make any representations other than those contained or incorporated by reference in this prospectus or any accompanying prospectus supplement in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us or the Selling Stockholders.

You should read the entire prospectus and any prospectus supplement, as well as the documents incorporated by reference into this prospectus or any prospectus supplement, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement is correct as of any date subsequent to the date hereof or of such prospectus supplement, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus may be supplemented from time to time by one or more prospectus supplements. Any such prospectus supplements may include additional or different information, such as additional or different risk factors or other special considerations applicable to us or our business, financial condition or results of operations. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information contained in the prospectus supplement.

This prospectus is neither an offer to sell nor a solicitation of an offer to buy any securities other than those registered by this prospectus, nor it is an offer to sell or a solicitation of an offer to buy securities where an offer or solicitation would be unlawful.

As permitted by SEC rules and regulations, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at its website or at its offices described below under “Where You Can Find More Information.”

Unless the context otherwise requires, all references in this prospectus to “SMTC,” “we,” “us,” “our,” “the Company” or similar words refer to SMTC Corporation, together with our subsidiaries.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the documents incorporated by reference herein and therein contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical fact contained in this prospectus, each prospectus supplement and the documents incorporated by reference herein and therein, including, but not limited to, statements regarding future events, our future financial performance, business strategy, and plans and objectives of management for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “plan,” “expect” and the negative and plural forms of these words and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Those statements appear in this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference, particularly in the section titled “Risk Factors,” and include statements regarding the intent, belief or current expectations of the Company and management that are subject to known and unknown risks, uncertainties and assumptions.

This prospectus, each prospectus supplement and the documents incorporated by reference herein and therein also contain statements that are based on the current expectations of our Company and management. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. Moreover, we operate in a highly regulated, very competitive, and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations, and financial needs. These forward-looking statements are subject to certain risks and uncertainties that could cause our actual results to differ materially from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed (i) in our most recent Annual Report on Form 10-K, (ii) in this prospectus, each prospectus supplement and the documents incorporated by reference herein and therein and, in particular, the risks discussed under the heading “Risk Factors” and (iii) those discussed in other documents we file with the SEC. The information in this prospectus, each prospectus supplement and the documents incorporated by reference herein and therein should be read in conjunction with the audited consolidated financial statements and related notes thereto included in our most recent Annual Report on Form 10-K and the unaudited interim consolidated financial statements and related notes thereto included in our most recent Quarterly Report on Form 10-Q, each of which will be incorporated by reference into this prospectus and each prospectus supplement.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

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PROSPECTUS SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated in this prospectus by reference. This summary does not contain all of the information you should consider before investing in our Common Stock. You should carefully read this entire prospectus and any applicable prospectus supplement, including each of the documents incorporated by reference herein or therein. In particular, attention should be directed to “Risk Factors” in this prospectus and any applicable prospectus supplement and “Risk Factors,” “Management's Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes thereto included in the documents incorporated by reference in this prospectus and any applicable prospectus supplement, before making an investment decision. Some of the statements in this prospectus, any applicable prospectus supplement and the documents incorporated by reference herein and therein constitute forward-looking statements. See “Cautionary Statement Regarding Forward-Looking Statements.”

Business Overview

We are a provider of end-to-end electronics manufacturing services (“EMS”), including product design and engineering services, printed circuit board assembly (“PCBA”), production, enclosure, cable assembly, precision metal fabrication, systems integration and comprehensive testing services, configuration to order (“CTO”), build to order and direct order fulfillment (“DOF”). We have manufacturing and other facilities in the United States, Canada, Mexico, and China, with approximately 3,080 employees as of June 30, 2019, of which approximately 2,550 are full-time and contract employees. Our services extend over the entire electronic product life cycle from new product development and new product introduction (“NPI”) through to growth, maturity and end of life phases. We offer fully integrated contract manufacturing services to global original equipment manufacturers (“OEMs”), and technology companies primarily within the defense and aerospace; industrial, power and clean technology; medical and safety; retail and payment systems; semiconductors; telecom, networking and communications; and test and measurement market sectors.

We have customer relationships with industry leading OEMs. We developed these relationships by capitalizing on the continuing trend of OEMs to outsource non-core manufacturing services, to consolidate their supplier base and to form long-term strategic partnerships with select high quality EMS providers. We work closely with and are highly responsive to our customers throughout the design, manufacturing and distribution process, providing value-added services. We seek to grow our business through the addition of new high-quality customers, the expansion of our share of business with existing customers, and participating in the growth of existing customers.

We believe that fundamental to the key benefits we offer is our strategic approach in working with customers premised upon gaining insight into their business and bringing innovative solutions to enhance their competitiveness, time to market and profitability. We seek to lower total cost of ownership, improve product quality and reliability, accelerate new products to market, improve service and DOF, reduce working capital requirements and capital expenditures, all of which results in improvement of our customers’ overall margins and end customer satisfaction.

Our Fremont, California facility operates in a ‘Copy-Exact’ lean process environment specializing in NPI, PCBA, system integration, CTO services, and is food and drug administration and international traffic in arms regulations registered.

 Our Markham, Ontario (Toronto) site serves as the corporate office and as a key center of excellence (“COE”), with particular emphasis on supporting our global manufacturing locations in value engineering, transition management, global supply chain management, financial and treasury services and information technology. In addition, the COE works directly with customers on product design projects of various scope and scale.

Our Chihuahua, Mexico facility serves as our largest manufacturing and assembly operation, offering customers high quality services in a cost-effective site. This facility operates in a ‘Copy-Exact’ lean process environment located close to North American OEMs. Offering state of the art PCBA and a full suite of system integration services, along with cable harness assembly and enclosure. This facility operates computer numerical control machining and precision sheet metal fabrication, this facility services those OEMs requiring the lowest cost North American manufacturing solutions.

Our ChangAn, China (Dongguan) location serves as a large-scale manufacturing facility and operates in a ‘Copy-Exact’ lean process environment enabling SMTC to capitalize on the strengths of operations by providing SMTC’s current and prospective customers with highly efficient, low cost Asia-based electronic manufacturing solutions. This facility offers a full suite of integrated manufacturing services, including PCBA, testing, box build, final product integration, world-wide customer logistics, and expanded supply chain capabilities through our Hong Kong sourcing and procurement office.

In November 2018, we acquired all of the issued and outstanding shares of capital stock of MC Assembly Holdings, Inc. (“MC Assembly”), a privately held EMS provider based in Melbourne, Florida (the “Acquisition”). In connection with the Acquisition, we expanded our operations to include locations in Melbourne, Florida, Billerica, Massachusetts, and Zacatecas, Mexico. Our Melbourne, Florida operation is one of the region’s most sophisticated manufacturing solutions providers, providing comprehensive electronic manufacturing services with a focus on delivering product to our customer base in the most cost-efficient manner. Our Billerica, Massachusetts operation has the same competencies as our operation in Florida, but on a smaller scale. An ISO 9001/2008 2015 approved quality system allows for strict controls and process discipline on our manufacturing floor. Our Zacatecas, Mexico operation is a ‘Copy-Exact’ facility of our Melbourne, Florida operation, and practices lean manufacturing principals, utilizes world-class production, inspection and test equipment, and functions within the guidelines of ISO-9001:2008 2015 and ISO-13485:2016 Quality System, and provides similar manufacturing as our US-based operations with the advantage of the lower cost of labor.

Recent Developments

Rights Offering and Registered Direct Offering

On June 28, 2019, we announced the completion of our (i) offering of subscription rights (the “Rights Offering”) to our stockholders and holders of the Warrants as of the close of business on May 24, 2019, which expired at 5:00 PM Eastern Time on June 20, 2019 and was fully subscribed for the maximum offering amount of $9,135,978, and (ii) registered direct offering (the “Registered Direct Offering” and, together with the Rights Offering, the “Offerings”) of 1,732,483 shares of Common Stock directly to certain investors. We received aggregate gross proceeds from the Offerings of approximately $14.6 million, comprised of (i) approximately $9.1 million in gross proceeds from the Rights Offering and (ii) approximately $5.4 million in gross proceeds from the Registered Direct Offering.

Financing Agreement Amendment

On July 3, 2019, we entered into Amendment No. 2 to Financing Agreement (the “Amendment”), by and among the Company, each person that is a borrower under that certain Financing Agreement, dated as of November 8, 2018, as amended on March 29 (as amended to date, the “Agreement”), each other loan party that is a party to the Agreement, each financial institution that is a party to the Agreement (collectively, the “Lenders”), TCW Asset Management Company LLC, as administrative agent for the Lenders, and TCW Asset Management Company LLC, as collateral agent for the Lenders.

The Amendment, among other things, provides that the net cash proceeds received by the loan parties from the Offerings shall be applied (a) first, to the Company’s term loan B facility (and the accrued and unpaid interest thereon) until paid in full in the aggregate amount of $12,021,517, and (b) second, to the borrowers under the Agreement in the remaining amount thereof for working capital and general corporate purposes.

Corporate Information

We are a Delaware Corporation incorporated in July 1998. Our present corporate structure resulted from the July 1999 combination of predecessor companies Surface Mount and HTM Holdings Inc. Subsequent to the combination, all of Surface Mount's operating subsidiaries, other than SMTC Canada and Qualtron, Inc., became subsidiaries of HTM Holdings Inc. In 2011, we expanded our operations in San Jose, California with the acquisition of ZF Array Technology, Inc., a privately held EMS provider. In 2012, the Asian entity SMTC Electronics Dongguan Company Limited was established. In November 2018, we further expanded our EMS footprint with the Acquisition with MC Assembly.

Our principal executive offices are located at 7050 Woodbine Ave, Suite 300, Markham, Ontario, Canada L3R 4G8 and our telephone number at that address is (905) 479-1810. Our corporate website is located at www.smtc.com. The information contained in, or that can be accessed through, our website is not part of this prospectus or any applicable prospectus supplement.

RISK FACTORS

Investing in our Common Stock involves risks. Before deciding to invest in our Common Stock, please read carefully the risks and uncertainties described in any applicable prospectus supplement and any applicable free writing prospectus and incorporated by reference in this prospectus, any applicable prospectus supplement and any applicable free writing prospectus. These risks and uncertainties include those discussed in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring our Common Stock. See “Information Incorporation by Reference” and “Where You Can Find More Information.” These risks are not the only risks that we may face. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, may also become important factors that affect us. If any of the risks or uncertainties described in this prospectus or our SEC filings or any such additional risks and uncertainties actually occur, our business, financial condition or results of operations could be materially and adversely affected which could cause our actual operating results to differ materially from those indicated or suggested by forward-looking statements made in this prospectus or our SEC filings or presented elsewhere by management from time to time. In that case, the trading price of our Common Stock could decline and you could lose all or part of your investment. Please also see “Cautionary Statement Regarding Forward-Looking Statements.”

USE OF PROCEEDS

We are registering these shares pursuant to registration rights granted to the Selling Stockholders. We are not selling any securities under this prospectus. We will receive the proceeds from the exercise of the Warrants if the Warrants are not exercised by cashless exercise, but we are not offering or selling any shares of Common Stock under this prospectus and will not receive any proceeds from the sale or other disposition by the Selling Stockholders or their transferees of the shares of Common Stock covered hereby.

We have agreed to pay all costs, expenses and fees relating to registering the shares of our Common Stock referenced in this prospectus. The Selling Stockholders will pay any brokerage commissions and/or similar charges incurred in connection with the sale or other disposition by them of the shares covered hereby.

See “Selling Stockholders” and “Plan of Distribution.”

DESCRIPTION OF COMMON STOCK

The following description of our Common Stock, together with any additional information we include in any applicable prospectus supplement or any related free writing prospectus, summarizes the material terms and provisions of our Common Stock that the Selling Stockholders may offer and resell under this prospectus. For the complete terms of our Common Stock, please refer to our fifth amended and restated certificate of incorporation, as amended to date (the “certificate of incorporation”), and our second amended and restated by-laws, as amended to date (the “by-laws”), that are incorporated by reference into the registration statement of which this prospectus is a part or may be incorporated by reference in this prospectus or any applicable prospectus supplement. The terms of these securities may also be affected by the Delaware General Corporation Law (the “DGCL”). The summary below and any summaries contained in any applicable prospectus supplement or any related free writing prospectus are qualified in their entirety by reference to our certificate of incorporation and by-laws, as in effect at the time of any offering of securities under this prospectus. For information on how to obtain copies of our certificate of incorporation and by-laws, see “Where You Can Find More Information.”

Common Stock

As of June 30, 2019, our certificate of incorporation authorizes us to issue 38,750,000 shares of Common Stock, of which 28,011,088 shares were issued and outstanding. The issued and outstanding shares of our Common Stock are validly issued, fully paid and nonassessable. Subject to the prior rights of the holders of any series of preferred stock, the holders of outstanding shares of Common Stock are entitled to receive dividends out of assets legally available therefor at such time and in such amounts as the Company’s Board of Directors (the “Board”) may from time to time determine. The shares of Common Stock are not convertible and the holders thereof have no preemptive or subscription rights to purchase any of our securities. There are no redemption or sinking fund provisions applicable to the Common Stock. Upon liquidation, dissolution or winding up of our company, the holders of Common Stock are entitled to receive pro rata our assets which are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of any series of preferred stock then outstanding. Each outstanding share of Common Stock is entitled to one vote on all matters submitted to a vote of stockholders. There is no cumulative voting and our Board is not classified. Except as otherwise required by law or our certificate of incorporation, the holders of Common Stock vote together as a single class on all matters submitted to a vote of stockholders.

Securities Exchange Listing

Our Common Stock is listed on The Nasdaq Global Market under the symbol “SMTX.”

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Computershare Trust Company, N.A.

Other Provisions of our Certificate of Incorporation and By-Laws

Our certificate of incorporation provides that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting. The certificate of incorporation and the by-laws provide that, except as otherwise required by law, special meetings of the stockholders can only be called by the Chairman of the Board, the Chief Executive Officer or pursuant to a resolution adopted by a majority of the Board. Stockholders will not be permitted to call a special meeting or to require the Board to call a special meeting.

The by-laws establish an advance-notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to the Board. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given to our secretary timely written notice, in proper form, of such stockholder’s intention to bring that business before the meeting. Although the by-laws do not give the Board the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, the by-laws may have the effect of precluding the conduct of business at a meeting if the proper procedures are not followed or may discourage or defer a potential acquiror from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company.

Provisions of Delaware Law Governing Business Combinations

We are subject to the “business combination” provisions of the DGCL. In general, such provisions prohibit a publicly held Delaware corporation from engaging in various “business combination” transactions with any “interested stockholder” for a period of three years after the date of the transaction in which the person became an “interested stockholder,” unless:

●	the transaction is approved by the Board prior to the date the “interested stockholder” obtained such status;

●

upon consummation of the transaction which resulted in the stockholder becoming an “interested stockholder,” the “interested stockholder” owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by (a) persons who are directors and also officers and (b) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●

on or subsequent to such date the “business combination” is approved by the Board and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the “interested stockholder.”

A “business combination” is defined to include mergers, asset sales and other transactions resulting in financial benefit to a stockholder. In general, an “interested stockholder” is a person who, together with affiliates and associates, owns 15% or more of a corporation’s voting stock or within three years did own 15% or more of a corporation’s voting stock. To our knowledge, none of such stockholders has a present intention to engage in any transaction which would constitute a “business combination.” The statute could prohibit or delay mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us.

Limitations of Liability and Indemnification of Officers and Directors

Our certificate of incorporation limits the liability of officers and directors to the fullest extent permitted by the DGCL. In addition, our certificate of incorporation provides that we will indemnify our officers and directors to the fullest extent permitted by such law.

DESCRIPTION OF WARRANTS

On November 8, 2018 (the “Closing Date”), we entered into a financing agreement, by and among us, MC Assembly, SMTC Manufacturing Corporation of California, SMTC Mex Holdings, Inc., HTM Holdings Inc., MC Test Service, Inc., MC Assembly International LLC, MC Assembly LLC (collectively, the “Borrowers”), the lenders party to the Financing Agreement from time to time (collectively, the “Lenders”), and TCW Asset Management Company LLC (“TCW”), as collateral agent for the Lenders, whereby the Lenders provided the Borrowers with a senior secured credit facility in the aggregate amount of up to $67.0 million consisting of (i) a term loan A facility (the “Term Loan A Facility”) in an amount of $50.0 million and (ii) a term loan B facility (the “Term Loan B Facility” and, together with the Term Loan A Facility, the “TCW Facility”) in an amount of $17.0 million, which was amended on March 29, 2019 (as amended, the “Financing Agreement”). In connection with and as part of the consideration paid by us for the TCW Facility, on the Closing Date, we entered into a subscription agreement (the “Subscription Agreement”) with certain investors affiliated with TCW relating to the issuance and sale by us of Warrants to purchase an aggregate of 504,735 shares of Common Stock, subject to increase and adjustment as provided below. Terms used but not otherwise defined herein have the meaning given them in the form of Warrant, attached as Exhibit 4.1 to our Current Report Form 8-K, filed with the SEC on November 9, 2018, and incorporated herein by reference.

Duration and Exercise Price

        The Warrants have an exercise price of $0.01 per share (the “Exercise Price”) and may be exercised by cashless exercise or by payment of cash, subject to adjustment therein. Subject to, among other things, the Maximum Percentage (as defined below), the Warrants are currently exercisable and have a term of exercise equal to seven (7) years from the Closing Date.

Adjustment and Reset

        The Warrants provide for an adjustment in the number of shares of Common Stock issuable upon exercise of the Warrants if we, subject to certain exceptions, issue, or are deemed to have issued, Common Stock at a price that is less than the fair market value of our Common Stock at the time of such issuance or deemed issuance. Our completion of the Offerings in June 2019 caused the Warrants to be adjusted. The number of Warrant Shares issuable upon exercise of the Warrants as of June 30, 2019 was 511,949.

        If we at any time on or after the Closing Date subdivide (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of our outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of shares of Common Stock issuable upon exercise of the Warrants will be proportionately increased. If we at any time on or after the Closing Date combine (by combination, reverse stock split or otherwise) one or more classes of our outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of shares of Common Stock issuable upon exercise of the Warrants will be proportionately decreased.

        If the Term Loan B Facility remains outstanding on the second (2nd) anniversary of the Closing Date (the “Reset Date”) and TCW has not elected to increase the interest rate in respect of the Term Loan B Facility, then, on the Reset Date, the number of shares of Common Stock issuable upon exercise of the Warrants shall increase by a number of shares of Common Stock issuable upon exercise of the Warrants equal to the product obtained by multiplying (x) 3.0% of the shares of Common Stock Deemed Outstanding on the Reset Date, and (y) a fraction, the numerator of which is the amount of the Term Loan B Facility that remains outstanding as of the Reset Date, and the denominator of which is the aggregate amount of the Term Loan B Facility drawn under the Term Loan B Commitments (without giving effect to any repayments in respect thereof) as of the applicable date of determination. We paid the Term Loan B Facility in full as of July 3, 2019.

Fundamental Transaction

        In the event of (i) a Fundamental Transaction, as described in the Warrants, and generally including the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person or reorganization, recapitalization or reclassification or the acquisition of our outstanding Common Stock which results in any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Common Stock, in which holders of Common Stock receive solely cash or (ii) if the Holder indicates in writing it shall not exercise its Put Right in connection with a Put Fundamental Transaction, on the fifth (5th) Business Day after such notice, or, if the Holder does not notify us in writing prior to the ninetieth (90th) day after the occurrence or consummation of a Put Fundamental Transaction, on the ninetieth (90th) day after the occurrence or consummation of such Put Fundamental Transaction, we (or the Successor Entity) shall deliver to the Holder, in case of the foregoing clause (i), such cash, or, in case of the foregoing clause (ii), such cash and/or such other consideration, in each case, which the Holder would have been entitled to receive upon the happening of such applicable Fundamental Transaction had such Warrant been exercised immediately prior to such applicable Fundamental Transaction (without regard to any limitations on the exercise of the Warrants) (provided, however, to the extent that the Holder’s right to receive any such shares of publicly traded common stock (or their equivalent) of the Successor Entity would result in the Holder and its other Attribution Parties exceeding the Maximum Percentage, if applicable, then the Holder shall not be entitled to receive such shares to such extent (and shall not be entitled to beneficial ownership of such shares of publicly traded common stock (or their equivalent) of the Successor Entity as a result of such consideration to such extent) and the portion of such shares shall be held in abeyance for the Holder until such time or times, as its right thereto would not result in the Holder and its other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be delivered such shares to the extent as if there had been no such limitation).

Purchase Right

        In addition to any adjustments pursuant to the Warrants, if at any time on or after the Closing Date, we grant, issue or sell any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of its Warrant (without regard to any limitations or restrictions on exercise, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights.

Put Rights

        Upon the occurrence of any of the following events (each, a “Put Triggering Event”), (i) a Fundamental Transaction other than one in which holders of Common Stock receive solely cash (a “Put Fundamental Transaction”), (ii) the Final Maturity Date, (iii) a refinancing in full of all the Loans under the Financing Agreement, (iv) any Event of Default under Section 9.01(a), Section 9.01(f) or Section 9.01(g) of the Financing Agreement or (v) the acceleration of our obligations under the Financing Facility, at the request of the Holder delivered before the ninetieth (90th) day after the occurrence or consummation of any Put Triggering Event, we (or the Successor Entity) shall purchase the Warrant from the Holder by paying to the Holder, within five (5) Business Days after such request (or in case of a Put Fundamental Transaction, on the effective date of such Put Fundamental Transaction if such date is earlier than the date that is five (5) Business Days following the request of the Holder), cash by wire transfer of immediately available funds in an amount equal to the Fair Market Value of the remaining unexercised portion of the Warrants Warrant on the Trading Day immediately preceding the initial day of the applicable Put Triggering Event.

Transferability

        Subject to applicable laws and restrictions on transfer, the Warrants may be transferred at the option of the Holder. The Warrants are not listed on any securities exchange or nationally recognized trading system.

Exercisability

        Subject to the terms and conditions of the Warrants, the Warrants may be exercised by the Holders at any time or times on or after the Closing Date, in whole or in part, by (i) delivery of a written Exercise Notice and (ii) (A) payment to us of the Aggregate Exercise Price or (B) by notifying us that the Warrant is being exercised pursuant to a Cashless Exercise.

Limitations on Exercise

        A Holder may not exercise any portion of the Warrants to the extent that the Holder together with the other Attribution Parties collectively would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the number of shares of Common Stock outstanding immediately after giving effect to such exercise. Upon delivery of a written notice to us, a Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to us and (ii) any such increase or decrease will apply only to such Holder and the other Attribution Parties and not to any other holder of Warrants that is not an Attribution Party of such Holder.

Right as a Stockholder

        Except as otherwise provided in the Warrants or by virtue of such Holder’s ownership of shares of our Common Stock, the Holders do not have the rights or privileges of holders of our Common Stock, including any voting rights, unless and until they exercise their Warrants.

Waivers and Amendments

        Subject to certain exceptions, any term of the Warrants may be amended or waived with our written consent and the written consent of the holders.

        Except as otherwise provided therein, the provisions of the Warrants may be amended or waived only if we have obtained the written consent of Holders representing at least a majority of the shares of Common Stock underlying the Warrants then outstanding and shall include the Designee as long as the Designee or any of its Affiliates holds any Warrants (the “Required Holders”). Any amendment or waiver by us and the Required Holders shall be binding on such Holder and all Holders.

Failure to Timely Deliver Securities

        Upon exercise of a Warrant by a Holder, if we or our transfer agent fail to deliver the securities to Holder by the required share delivery date set forth therein, then, generally, the Holder may require us to pay to the Holder an amount in cash to make the Holder whole in connection with our failure to timely deliver securities.

Registration Rights

        In connection with the Financing Agreement and the issuance of the Warrants, we and certain of the Lenders entered into a registration rights agreement (the “Registration Rights Agreement”), dated November 8, 2018. Under the terms of the Registration Rights Agreement, we agreed to prepare and file with the SEC (i) a registration statement (the “RRA Registration Statement”) covering the resale of 125% of the maximum number of shares of Common Stock underlying the Warrants within 60 days of the Closing Date, which was filed as a Registration Statement on Form S-3 (File No. 333-229154) and declared effective by the SEC on February 5, 2019 (the “Prior Resale Registration Statement”), (ii) a registration statement to replace the Prior Resale Registration Statement to cover the resale of 150% of the maximum number of shares of Common Stock underlying the Warrants, as adjusted as of the trading day immediately prior to the date of this prospectus, within 60 days of our next annual meeting, which took place on May 9, 2019, and (iii) to the extent the number of shares of Common Stock underlying the Warrants increases on the second anniversary of the Closing Date, another RRA Registration Statement covering 150% of the maximum number of such additional shares of Common Stock issuable upon exercise of the Warrants within 60 days of the second anniversary of the Closing Date. We are required to use our reasonable best efforts to have any such RRA Registration Statements declared effective within 60 days after the earlier of (i) the date such RRA Registration Statement is filed with the SEC and (ii) the date such RRA Registration Statement is required to be filed with the SEC. We granted the Lenders customary indemnification rights in connection with each RRA Registration Statement. The Lenders also granted us customary indemnification rights in connection with the RRA Registration Statement.

Accordingly, the registrant statement of which this prospectus forms a part is being filed solely to replace the Prior Resale Registration Statement to cover the resale of 150% of the maximum number of shares of Common Stock underlying the Warrants, as adjusted as of the trading day immediately prior to the date of this prospectus, in order to comply with the terms of the Registration Rights Agreement.

SELLING STOCKHOLDERS

This prospectus relates to the possible resale by the Selling Stockholders of up to 767,924 shares of Common Stock issuable upon exercise of the Warrants, as described below and in “Description of Warrants.”

On the Closing Date, we entered into the Financing Agreement, by and among us, the Borrowers, the Lenders and TCW, as collateral agent for the Lenders, whereby the Lenders provided the Borrowers with the TCW Facility. In connection with and as part of the consideration paid by us for the TCW Facility, on the Closing Date, we entered into the Subscription Agreement with the Selling Stockholders relating to the issuance and sale by us of Warrants to purchase an aggregate of 504,735 shares of Common Stock, subject to increase and adjustment as provided herein. The Warrants were sold to the Selling Stockholders pursuant to a private placement transactions. The Warrants were issued pursuant to an exemption from the registration requirements of Section 5 of the Securities Act contained in Section 4(a)(2) thereof and Regulation D thereunder.

In connection with the Financing Agreement and the issuance of the Warrants, we and the Selling Stockholders entered into the Registration Rights Agreement. Under the terms of the Registration Rights Agreement, we agreed to prepare and file with the SEC (i) the Prior Resale Registration Statement covering the resale of 125% of the maximum number of shares of Common Stock underlying the Warrants within 60 days of the Closing Date, which was declared effective by the SEC on February 5, 2019, (ii) this registration statement to replace the Prior Resale Registration Statement to cover the resale of 150% of the maximum number of shares of Common Stock underlying the Warrants, as adjusted as of the trading day immediately prior to the date of this prospectus, following our most recent annual meeting, which took place on May 9, 2019, and (iii) to the extent the number of shares of Common Stock underlying the Warrants increases on the second anniversary of the Closing Date, another RRA Registration Statement covering 150% of the maximum number of such additional shares of Common Stock issuable upon exercise of the Warrants within 60 days of the second anniversary of the Closing Date. We are required to use our reasonable best efforts to have any such RRA Registration Statements declared effective within 60 days after the earlier of (i) the date such RRA Registration Statement is filed with the SEC and (ii) the date such RRA Registration Statement is required to be filed with the SEC.

Accordingly, the registrant statement of which this prospectus forms a part is being filed solely to replace the Prior Resale Registration Statement to cover the resale of 150% of the maximum number of shares of Common Stock underlying the Warrants in order to comply with the terms of the Registration Rights Agreement.

We are registering the shares of Common Stock in order to permit the Selling Stockholders to offer the shares for resale from time to time. Except for the TCW Facility, the ownership of the Warrants issued pursuant to the Subscription Agreement and the registration rights granted to the Selling Stockholders pursuant to the Registration Rights Agreement, the Selling Stockholders have not had any material relationship with us within the past three years.

The table below sets forth information regarding the beneficial ownership of our Common Stock by the Selling Stockholders. The information regarding the Selling Stockholders’ beneficial ownership after the sales made pursuant to this prospectus assumes that all of the Common Stock subject to sale pursuant to this prospectus will have been sold and that the Selling Stockholders do not acquire any additional shares. Information in the table below, with respect to beneficial ownership, has been furnished by the Selling Stockholders.

Information concerning named Selling Stockholders or future transferees, pledgees, assignees, distributees, donees or successors of or from any such stockholder or others who later hold any selling stockholder’s interests will be set forth in supplements to this prospectus, absent circumstances indicating that the change is material. In addition, post-effective amendments to the registration statement of which this prospectus forms a part will be filed to disclose any material changes to the plan of distribution from the description in the final prospectus. The Selling Stockholders may offer all, some or none of our Common Stock. We cannot advise you as to whether the Selling Stockholders will in fact sell any or all of such shares of Common Stock. In addition, the Selling Stockholders listed in the table below may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, shares of our Common Stock in transactions exempt from the registration requirements of the Securities Act, after the date on which they provided the information set forth in the table below.

The number of securities shown represents the number of securities the person “beneficially owns,” as determined by the rules of the SEC as of July 8, 2019. The SEC has defined “beneficial” ownership of a security to mean the possession, directly or indirectly, of voting power and/or investment power. A security holder is also deemed to be, as of any date, the beneficial owner of all securities that such security holder has the right to acquire within 60 days after that date through (1) the exercise of any option, warrant or right, (2) the conversion of a security, (3) the power to revoke a trust, discretionary account or similar arrangement, or (4) the automatic termination of a trust, discretionary account or similar arrangement.

The percentages in the table below reflect beneficial ownership immediately after the resale of all shares subject to resale pursuant to this prospectus as determined in accordance with Rule 13d-3 under the Exchange Act and is based on 28,011,088 shares of our Common Stock outstanding as of the date of this prospectus.

	Amount and Nature of Beneficial Ownership
	Number of Shares of Common	Maximum Number of	Immediately After Resale of All Shares Subject to Resale Pursuant to this Prospectus (3)
Name of Selling Stockholder	Stock Beneficially Owned Immediately Prior to this Prospectus (1)	Shares of Common Stock to be Sold Pursuant to this Prospectus (2)	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned
TCW Direct Lending VII LLC (4)	447,565(5)	599,294	48,036	*
NJ/TCW Direct Lending LLC (6)	55,690(7)	74,570	5,977	*
TCW Skyline Lending, L.P. (8)	25,280(9)	37,920	—	*
West Virginia Direct Lending LLC (10)	17,867(11)	26,801	—	*
TCW Brazos Fund LLC (12)	19,560(13)	29,340	—	*
Total	565,962	767,924	54,013	*

______________________

*	Denotes less than 1% of our shares outstanding.

(1)

Under the terms of the Warrants, a Selling Stockholder may not exercise the Warrants to the extent such exercise would cause such selling stockholder, together with its affiliates, to beneficially own a number of shares of Common Stock which would exceed 4.99% of our then outstanding shares of Common Stock following such exercise, excluding for purposes of such determination shares of Common Stock issuable upon exercise of the Warrants which have not been exercised. The number of shares in this column does not reflect this limitation.

(2)

Assumes full exercise of the Warrants without regard on any limitation on exercise contained in the Warrants, calculated at 150% of the shares underlying the Warrants. Under the terms of the Warrants, a Selling Stockholder may not exercise the Warrants to the extent such exercise would cause such selling stockholder, together with its affiliates, to beneficially own a number of shares of Common Stock which would exceed 4.99% of our then outstanding shares of Common Stock following such exercise, excluding, for purposes of such determination, shares of Common Stock issuable upon exercise of the Warrants which have not been exercised. See “Description of Warrants.”

(3)

Assumes that the Selling Stockholders will sell all of their Common Stock subject to resale pursuant to this prospectus. There is no assurance that the Selling Stockholders will resell all or any of their Common Stock. After the completion of this offering none of the Selling Stockholders will hold one percent or more of our Common Stock assuming that all of the Selling Stockholders resell all shares of their Common Stock subject to resale pursuant to this prospectus.

(4)

TCW Direct Lending VII LLC is the holder of the Warrant, pursuant to which the shares reported herein may be issued. TCW Asset Management Company LLC is the sole investment advisor to TCW Direct Lending VII LLC. Each of Richard T. Miller, James S. Bold and Suzanne Grosso are officers of TCW Asset Management Company LLC. Each of TCW Asset Management Company LLC, Mr. Miller, Mr. Bold and Ms. Grosso disclaims beneficial ownership of any shares reported herein. The principal business address of each of TCW Direct Lending VII LLC and TCW Asset Management Company LLC is 200 Clarendon Street, 51st Floor, Boston, Massachusetts, 02116.

(5)	Includes 399,529 shares of Common Stock underlying a Warrant issued on the Closing Date.

(6)

NJ/TCW Direct Lending LLC is the holder of the Warrant, pursuant to which the shares reported herein may be issued. TCW Asset Management Company LLC is the sole investment advisor to NJ/TCW Direct Lending LLC. Each of Richard T. Miller, James S. Bold and Suzanne Grosso are officers of TCW Asset Management Company LLC. Each of TCW Asset Management Company LLC, Mr. Miller, Mr. Bold and Ms. Grosso disclaims beneficial ownership of any shares reported herein. The principal business address of each of NJ/TCW Direct Lending LLC and TCW Asset Management Company LLC is 200 Clarendon Street, 51st Floor, Boston, Massachusetts, 02116.

(7)	Includes 49,713 shares of Common Stock underlying a Warrant issued on the Closing Date.

(8)

TCW Skyline Lending, L.P. is the holder of the Warrant, pursuant to which the shares reported herein may be issued. TCW Asset Management Company LLC is the sole investment advisor to TCW Skyline Lending, L.P. Each of Richard T. Miller, James S. Bold and Suzanne Grosso are officers of TCW Asset Management Company LLC. Each of TCW Asset Management Company LLC, Mr. Miller, Mr. Bold and Ms. Grosso disclaims beneficial ownership of any shares reported herein. The principal business address of each of TCW Skyline Lending, L.P. and TCW Asset Management Company LLC is 200 Clarendon Street, 51st Floor, Boston, Massachusetts, 02116.

(9)	Consists of 25,280 shares of Common Stock underlying a Warrant issued on the Closing Date.

(10)

West Virginia Direct Lending LLC is the holder of the Warrant, pursuant to which the shares reported herein may be issued. TCW Asset Management Company LLC is the sole investment advisor to West Virginia Direct Lending LLC. Each of Richard T. Miller, James S. Bold and Suzanne Grosso are officers of TCW Asset Management Company LLC. Each of TCW Asset Management Company LLC, Mr. Miller, Mr. Bold and Ms. Grosso disclaims beneficial ownership of any shares reported herein. The principal business address of each of West Virginia Direct Lending LLC and TCW Asset Management Company LLC is 200 Clarendon Street, 51st Floor, Boston, Massachusetts, 02116.

(11)	Consists of 17,867 shares of Common Stock underlying a Warrant issued on the Closing Date.

(12)

TCW Brazos Fund LLC is the holder of the Warrant, pursuant to which the shares reported herein may be issued. TCW Asset Management Company LLC is the sole investment advisor to TCW Brazos Fund LLC. Each of Richard T. Miller, James S. Bold and Suzanne Grosso are officers of TCW Asset Management Company LLC. Each of TCW Asset Management Company LLC, Mr. Miller, Mr. Bold and Ms. Grosso disclaims beneficial ownership of any shares reported herein. The principal business address of each of TCW Brazos Fund LLC and TCW Asset Management Company LLC is 200 Clarendon Street, 51st Floor, Boston, Massachusetts, 02116.

(13)	Consists of 19,560 shares of Common Stock underlying a Warrant issued on the Closing Date.

PLAN OF DISTRIBUTION

We are registering the shares of Common Stock issuable to the Selling Stockholders upon exercise of the Warrants to permit the resale of these shares of Common Stock by the holders of the Warrants from time to time after the date of this prospectus. We will receive the proceeds from the exercise of the Warrants if the Warrants are not exercised by cashless exercise, but we are not offering or selling any shares of Common Stock under this prospectus and will not receive any proceeds from the sale or other disposition by the Selling Stockholders or their transferees of the shares of Common Stock covered hereby. We will bear all fees and expenses incident to our obligation to register the shares of Common Stock.

The Selling Stockholders may sell all or a portion of the shares of Common Stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of Common Stock are sold through underwriters or broker-dealers, the Selling Stockholders will be responsible for underwriting discounts or commissions or agent's commissions. The shares of Common Stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing of options, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales;

●	sales pursuant to Rule 144 under the Securities Act;

●	broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

If the Selling Stockholders effect such transactions by selling shares of Common Stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholders or commissions from purchasers of the shares of Common Stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of Common Stock or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of Common Stock in the course of hedging in positions they assume. The Selling Stockholders may also sell shares of Common Stock short and deliver shares of Common Stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Stockholders may also loan or pledge shares of Common Stock to broker-dealers that in turn may sell such shares.

The Selling Stockholders may pledge or grant a security interest in some or all of the Warrants or shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholders also may transfer and donate the shares of Common Stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Stockholders and any broker-dealer participating in the distribution of the shares of Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of Common Stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of Common Stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of Common Stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of Common Stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any Selling Stockholder will sell any or all of the shares of Common Stock registered pursuant to the registration statement, of which this prospectus forms a part.

The Selling Stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Common Stock by the Selling Stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in market-making activities with respect to the shares of Common Stock. All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.

We will pay all expenses of the registration of the shares of Common Stock pursuant to the Registration Rights Agreement, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a Selling Stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the Selling Stockholders against certain liabilities, including some liabilities under the Securities Act, in accordance with the Registration Rights Agreement, or the Selling Stockholder will be entitled to contribution. We may be indemnified by the Selling Stockholders against certain civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the Selling Stockholders specifically for use in this prospectus, in accordance with the Registration Rights Agreement, or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

Our Common Stock is listed on The Nasdaq Global Market under the symbol “SMTX.”

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon for us by Perkins Coie LLP. If the validity of any securities is also passed upon by counsel for us, the Selling Stockholders, any underwriters, dealers or agents, that counsel will be named in the prospectus supplement relating to that specific offering.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference to the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2018 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of such firm as experts in auditing and accounting.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We hereby incorporate by reference into this prospectus the following documents that we have filed with the SEC under the Exchange Act:

●	our Annual Report on Form 10-K for the fiscal year ended December 30, 2018, filed with the SEC on March 15, 2019;

●	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019, filed with the SEC on May 9, 2019;

●

our Current Reports on Form 8-K, filed with the SEC on February 1, 2019, April 4, 2019, May 14, 2019, May 16, 2019, May 24, 2019, June 4, 2019, June 14, 2019 and July 5, 2019 (but excluding the portions of such reports expressly noted as being furnished and not filed); and

●

the description of our Common Stock contained in our Registration Statement on Form 8-A, filed with the SEC on July 18, 2000, under Section 12(g) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than Current Reports on Form 8-K, or portions thereof, furnished under Item 2.02 or 7.01 of Form 8-K) (i) after the initial filing date of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement and (ii) after the date of this prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference in this prospectus from the date of filing of the documents, unless we specifically provide otherwise. Information that we file with the SEC will automatically update and may replace information previously filed with the SEC. To the extent that any information contained in any Current Report on Form 8-K or any exhibit thereto, was or is furnished to, rather than filed with the SEC, such information or exhibit is specifically not incorporated by reference.

Upon written or oral request made to us at the address or telephone number below, we will, at no cost to the requester, provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus (other than an exhibit to a filing, unless that exhibit is specifically incorporated by reference into that filing), but not delivered with this prospectus. Information about us is also available at our website at www.smtc.com. However, the information contained in, or that can be accessed through, our website is not part of this prospectus.

SMTC Corporation

7050 Woodbine Ave, Suite 300

Markham, Ontario, Canada L3R 4G8

Attn: Investor Relations

(905) 479-1810

WHERE YOU CAN FIND MORE INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

We are subject to the information reporting requirements of the Exchange Act, and, in accordance with these requirements, we file annual, quarterly and current reports, proxy statements, and other information with the SEC. These reports and other information concerning us may be accessed, free of charge, through the SEC’s website at www.sec.gov and on our website at www.smtc.com. Such filings are placed on our website as soon as reasonably practical after they are filed with the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus supplement.

SMTC Corporation

767,924 Shares of Common Stock

PROSPECTUS

             , 2019

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The expenses in connection with the issuance and distribution of the securities being registered are set forth in the following table (all amounts other than the registration fee are estimated):

SEC registration fee	$371	(1)
FINRA filing fee		$(2)
Nasdaq Global Market supplemental listing fee		$(2)
Printing expenses		$(2)
Legal fees and expenses		$(2)
Accounting fees and expenses		$(2)
Blue sky, qualification fees and expenses		$(2)
Transfer agent fees and expenses		$(2)
Miscellaneous		$(2)
Total		$(2)

(1)	Inclusive of the registration fee of $338 previously paid in connection with the Prior Resale Registration Statement.
(2)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) authorizes a corporation to indemnify its directors, officers, employees and agents against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement reasonably incurred, provided they act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe their conduct was unlawful, although in the case or proceedings brought by or on behalf of the corporation, such indemnification is limited to expenses and is not permitted if the individual is adjudged liable to the corporation (unless the Delaware Court of Chancery or the court in which such proceeding was brought determines otherwise in accordance with the DGCL). The registrant’s second amended and restated by-laws, as amended to date, provide for the indemnification of its directors and officers to the fullest extent permitted under the DGCL.

Section 102 of the DGCL authorizes a corporation to eliminate or limit its directors’ liability to the corporation or its stockholders for monetary damages for breaches of fiduciary duties, other than for (a) breaches of the duty of loyalty, (b) acts or omissions not in good faith or that involve intentional misconduct or knowing violations of law, (c) unlawful payments of dividends, stock purchases or redemptions, or (d) transactions from which a director derives an improper personal benefit. The registrant’s fifth amended and restated certificate of incorporation, as amended to date, contains such a provision.

Section 145 of the DGCL authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against and incurred by such person in any such capacity, or arising out of such person’s status as such. We have obtained liability insurance covering the registrant’s directors and officers for claims asserted against them or incurred by them in such capacity.

The registrant has entered into indemnification agreements with each director, which provide that the registrant shall, subject to certain exceptions, indemnify and pay, advance or reimburse the costs of defense of such person who is made party to a proceeding by reason of their indemnified capacities. Each indemnified party agrees to repay any payment, advance or reimbursement of expenses made by the registrant to such person if it is determined, following the final disposition of the claim, that the person is not entitled to indemnification by the registrant with respect to a claim for which indemnification was obtained.

Any underwriting agreement that may be filed as an exhibit hereto or incorporated by reference herein will contain provisions whereby the underwriter or underwriters may agree to indemnify the registrant, the registrant’s directors and certain officers and other persons.

Reference is made to Item 17 for the registrant’s undertakings with respect to indemnification for liabilities under the Securities Act of 1933, as amended.

Item 16. Exhibits

Exhibit Number	Title

2.1

Purchase Agreement, dated as of November 8, 2018, by and among the Registrant, MC Assembly Holdings, Inc., each of the stockholders of MC Assembly Holdings, Inc. and Cyprium Investment Partners LLC (incorporated herein by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on November 9, 2018 (File No. 0-31051))

3.1

Fifth Amended and Restated Certificate of Incorporation (incorporated herein by reference to Appendix C to the Registrant’s Definitive Notice and Proxy Statement on Form DEF 14A, filed with the SEC on June 5, 2012 (File No. 0-31051))

3.2

Certificate of Amendment to Fifth Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on December 18, 2018 (File No. 0-31051))

3.3

Certificate of Amendment to Fifth Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on May 14, 2019 (File No. 0-31051))

3.4	Second Amended and Restated By-Laws, as amended (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on June 20, 2018 (File No. 0-31051))

4.1

Stockholders Agreement, dated as of November 22, 2000, by and among the Registrant and the Stockholders referred to therein (incorporated herein by reference to Exhibit 4.1.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2000, filed with the SEC on April 2, 2001 (File No. 0-31051))

4.2	Form of Common Stock Certificate (incorporated herein by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1/A, filed with the SEC on June 19, 2000 (File No. 333-33208))

4.3

Tax Benefits Preservation Plan, dated as of December 29, 2014, by and between the Registrant and Computershare Inc., as Rights Agent (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on December 30, 2014 (File No. 0-31051))

4.4	Form of Warrant (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on November 9, 2018 (File No. 0-31051))

5.1	Opinion of Perkins Coie LLP

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.2	Consent of RSM US, LLP, Independent Auditor

23.3	Consent of Perkins Coie LLP (included in Exhibit 5.1)

24.1	Form of Power of Attorney (included on signature page)

Item 17. Undertakings

(a)     The undersigned registrant hereby undertakes:

(1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)     That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)      Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)     Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)     That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)      Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)     Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)     That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on July 17, 2019.

SMTC CORPORATION

By:	/s/ Edward Smith
Name: Edward Smith Title: President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose individual signature appears below hereby authorizes and appoints Edward Smith and Steven M. Waszak, and each of them, with full power of substitution and resubstitution and full power to act without the other, as his true and lawful attorney-in-fact and agent to act in his name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this registration statement, including any and all post-effective amendments, or any registration statements to be filed in connection with this registration statement pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on July 17, 2019.

Signature	Title

/s/ Edward Smith	President and Chief Executive Officer and Director
Edward Smith	(Principal Executive Officer)

/s/ Steven M. Waszak	Chief Financial Officer
Steven M. Waszak	(Principal Financial and Accounting Officer)

/s/ Clarke H. Bailey	Chair of the Board of Directors
Clarke H. Bailey

/s/ David Sandberg	Director
David Sandberg

/s/ Frederick Wasserman	Director
Frederick Wasserman

/s/ J. Randall Waterfield	Director
J. Randall Waterfield